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                             [KPMG Letterhead]



The Board of Directors
@ Entertainment, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG Polske Sp. z o.o.
--------------------------------
Warsaw, Poland
September 29, 1998